                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

All of the following subsidiaries of TECO Energy, Inc., are organized under the laws of Florida except as indicated. The following list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K Item 601.

   Tampa Electric Company
     Power Engineering & Construction, Inc.
   TECO Diversified, Inc.
     TECO Transport Corporation
       TECO Bulk Terminal, LLC (formerly Electro-Coal Tranfer, LLC a Louisiana limited liability company)
       TECO Ocean Shipping, Inv. (formerly Gulfcoast Transit Company )
       TECO Barge Line, Inc. (formerly Mid-South Towing Company )
       TECO Towing Company
     TECO Coal Corporation (a Kentucky corporation)
       Gatliff Coal Company (a Kentucky corporation)
       Bear Branch Coal Company (a Kentucky Corporation
       Rich Mountain Coal Company (a Tennessee corporation)
       Clintwood Elkhorn Mining Company (a Kentucky corporation)
       Pike-Letcher Land Company (a Kentucky corporation)
       Premier Elkhorn Coal Company (a Kentucky corporation)
       Perry County Coal Corporation (a Kentucky corporation)
     TECO Solutions, Inc.
       TECO BGA, Inc.
       BCH Mechanical, Inc.
       TECO Gas Services, Inc.
       Prior Energy Corporation (a Delaware Corporation)
       TECO Properties Corporation
       TECO Partners, Inc.
       TECO Propane Ventures, LLC (a Delaware limited liability company)
     TECO Coalbed Methane, Inc. (an Alabama corporation)
   TECO Stevedoring Services, Inc. (formerly GC Services Company, Inc.)
   TECO Finance, Inc.
   TECO Investments, Inc.
   TECO Funding Company I, LLC (a Delaware limited liability company)
   TECO Funding Company II, LLC (a Delaware limited liability company)
   TECO Power Services Corporation
     Hardee Power I, Inc.
     Hardee Power II, Inc.
     TPS Guatemala One, Inc.
     TPS Hamakua, Inc.
     TPS Hawaii, Inc.
     TM Power Ventures, LLC (a Delaware limited liability company)
       TM Delmarva Power LLC (a Delaware limited liability company)
     TECO Power Ventures, Inc.
       TPS TriCo., LLC (a Delaware limited liability company)
          TPS Dell, LLC (a Delaware limited liability company)
          TPS McAdams, LLC (a Delaware limited liability company)
          TPS Tejas GP, LLC (a Delaware limited liability company)
          TPS Tejas LP, LLC (a Delaware limited liability company)
     TPS LP, Inc.
     TPS GP, Inc.
       TECO-Panda Generating Company, L.P. (a Delaware partnership)
          Union Power I, LLC (a Delaware limited liability company)
          Union Power II, LLC (a Delaware limited liability company)
          Panda Gila River I, LLC (a Delaware limited liability company)
          Panda Gila River II, LLC (a Delaware limited liability company)
     TPS International Power, Inc. (a Cayman Islands limited liability company)
       TPS de Ultramar, Ltd. (a Cayman Islands company)
       TPS San Jose International, Inc. (a Cayman Islands company)
     TECO EnergySource, Inc.